Exhibit 1.1

Enbridge Inc.

Common Shares

Underwriting Agreement

Calgary, Alberta

June 19, 2014

RBC Dominion Securities Inc.

Credit Suisse Securities (CANADA), Inc.

As Representatives of the several
Underwriters named in Schedule II hereto
c/o RBC Dominion Securities Inc.

Suite 3900, 888 - 3rd Street SW
Bankers Hall West
Calgary, AB  T2P 5C5

Ladies and Gentlemen:

Enbridge Inc., a corporation organized under the laws of Canada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of common shares in the capital of the Company (the “Common Shares”) identified in Schedule I hereto (the “Firm Shares”) and also proposes sell to the Underwriters, at the option of the Underwriters, the number of Common Shares identified in Schedule I hereto (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Securities”. To the extent there are no additional Underwriters listed in Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the Registration Statement, the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the Exchange Act or Canadian Securities Laws on or before the Effective Date of the Registration Statement or the issue date of the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act or Canadian Securities Laws after the Effective Date of the Registration Statement or the issue date of the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference prior to the termination of the distribution of the Securities by the Underwriters.  Certain terms used herein are defined in Section 19 hereof.

1.         Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that:

(a)        Shelf Procedure Eligibility.  The Company meets the eligibility requirements to use the Shelf Procedures and to file a short form prospectus with the Canadian Qualifying Authorities; the Company has prepared and filed a preliminary short form base shelf prospectus and a final short form base shelf prospectus (each in the English and French languages) with the Canadian Qualifying Authorities utilizing the Passport System and has obtained receipts from the Reviewing Authority (a “Receipt”) evidencing the receipts on behalf of Canadian Qualifying Authorities for each of such preliminary short form base shelf prospectus and final short form base shelf prospectus; no order suspending the distribution of the Securities has been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by any Canadian Qualifying Authority;

(b)        Registration Requirement Compliance.  The Company meets the general eligibility requirements for use of Form F-10 under the Act, has filed a Registration Statement on Form F-10 (File No. 333-189157) in respect of the Securities and an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the initial filing of such registration statement with the Commission; such registration statement and any post-effective amendment thereto, in each case including the Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Canadian Qualifying Authorities, except for any documents filed with the Commission or the Canadian Qualifying Authorities subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for delivery by them to each of the other Underwriters; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”), each as amended at the time such part of the registration statement became effective and including any post effective amendment thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the  Commission on or prior to the Execution Time, being hereinafter called the “U.S. Basic Prospectus”; with respect to the Securities, “U.S. Final Prospectus” means the U.S. Basic Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information that is filed with the Commission pursuant to General Instruction II.L.; and “Canadian Final Prospectus” means the English and French language versions (unless the context indicates otherwise) of the Canadian Basic Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information; any reference herein to any U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus, as the case may be; any reference to any amendment or supplement to any U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under Canadian Securities Laws, or the Exchange Act, as the case may be, and incorporated by reference in such amendment or supplement;

(b.2)     Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement dated June 18, 2014, (ii) the Issuer Free Writing Prospectuses, if any, attached as part of Annex G hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 4:45 p.m.  (Eastern time) on June 18, 2014 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.3)     Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(b.4)     Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.5)     Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus Supplement, the U.S. Final Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives (including without limitation the Issuer Free Writing Prospectus identified in Annex G hereto, the June 18 Press Release (as defined in Section 5(j) below) and any recording of the conference call held by the Company on June 19, 2014, as contemplated in the June 18 Press Release, to the extent that such recording is made available to the public by the Company (the “June 19 Conference Call”)) or the Registration Statement.

(c)        Incorporated Documents.  The Canadian Documents, when they were filed with the Canadian Qualifying Authorities and incorporated by reference into the Disclosure Package and the Canadian Final Prospectus, conformed in all material respects to the requirements of Canadian Securities Laws; the documents included or incorporated by reference in the Registration Statement, the Disclosure Package and the U.S. Final Prospectus, when they were filed with the Commission, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws, or the Exchange Act, as applicable;

(d)       Disclosure Conformity.  On the Effective Date, the Registration Statement did, on the date it was first filed, each Preliminary Prospectus Supplement did, and on the date it is first filed and on the Closing Date, the U.S. Final Prospectus will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; on the date each was first filed, the Canadian Basic Prospectus and each Preliminary Prospectus Supplement did and the Canadian Final Prospectus will, and on the Closing Date the Canadian Basic Prospectus and the Canadian Final Prospectus will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws; the Registration Statement, as of the Effective Date and at the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. Basic Prospectus as of its filing date, and at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Canadian Final Prospectus will, as of its date and as of the Closing Date, constitute full, true and plain disclosure of all material facts relating to the Company and the Securities; and the Canadian Final Prospectus and the U.S. Final Prospectus will not, as of their respective dates and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus or any Preliminary Prospectus Supplement, or to the Form T-1;

(e)        Company Good Standing.  The Company has been duly incorporated and is a valid and subsisting corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(f)        Subsidiary Good Standing.  Each of the Company’s Significant Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (or as presently conducted, if not so described therein) and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  Other than the Significant Subsidiaries, each of the other subsidiaries of the Company did not have (i) as of the last day of the Company’s most recent fiscal year, total assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date and (ii) for the fiscal year then ended, total revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries for such period.  In making this determination, any subsidiary acquired after the last day of the Company’s most recent fiscal year shall be deemed to have been acquired as of such date;

(g)        Existing Instruments.  There is no contract, agreement or other document of a character required to be described in the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus, or to be filed as an exhibit thereto, which is not described therein or filed as required; and the statements in the Disclosure Package, the Canadian Final Prospectus or the U.S. Final Prospectus under the heading “Certain Income Tax Considerations” in the prospectus supplement included therein and under the headings “Description of Share Capital -- Common Shares” and “Description of Share Capital -- Shareholder Rights Plan” in the U.S. Basic Prospectus and the Canadian Basic Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(h)        Agreement and Securities Authorization.  The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly and validly created, alloted and issued as fully paid and non-assessable, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus with respect to the Securities;

(i)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder;

(j)         Registration Rights.  Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to Common Shares of the Company owned or to be owned by such person or to require the Company to include any securities in the securities registered pursuant to the Registration Statement;

(k)        Governmental Authorization and Absence of Further Requirements.  No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Act,  and Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus; except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(l)         Material Changes.  Since the representative dates as of which information is given in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(m)       No Default and Conflict Absence.  Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the articles or by-laws of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its articles or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)        Financial Statements.  The consolidated historical financial statements of the Company incorporated by reference in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Canadian Securities Laws and have been prepared in conformity with generally accepted accounting principles in the United States, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any selected financial data set forth in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement fairly present, on the basis stated under such caption in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement, the information included therein;

(o)        Proceedings Absence.  Except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect;

(p)        Ownership of Property.  Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a Material Adverse Effect;

(q)        Independent Auditor.  PricewaterhouseCoopers LLP, Calgary, Canada, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, are independent chartered accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight, United States;

(r)        Market Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws, or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(s)        Environmental Law Compliance.  Except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and its subsidiaries (i) are in substantial compliance with Environmental Laws, (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice from a governmental agency or any written notice from a third party under the color of Environmental Law of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or regarding any actual or potential violation of Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(t)        Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency in jurisdictions where the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or an arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(u)        No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has taken any action on behalf of the Company or any of its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, (the “FCPA”), the UK Bribery Act 2010 or the Corruption of Foreign Public Officials Act (Canada), and the rules and regulations promulgated thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act 2010 and the Canada Corruption of Foreign Public Officials Act and the rules and regulations promulgated thereunder;

(v)        No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”),  and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(w)       Accounting and Disclosure Controls.  The Company and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal control over financial reporting and procedures is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting; the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and there is and has been no failure on the part of the Company and to the Company’s knowledge any of the Company’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Section 302 and 906 relating to certifications;

(x)        Term Sheet.  The Company has prepared a final term sheet containing a description of the Securities in the form set forth in Annex G hereto and has filed such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (the “Final Term Sheet”); and

(y)        No Pre-Emptive Rights. Except as disclosed in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares of the Company or any other agreement or option, for the issue or allotment of any unissued Common Shares of the Company or any other security convertible into or exchangeable for any such Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares of the Company, other than, for greater certainty, the Company’s dividend reinvestment and share purchase plan (“DRIP”), shareholder rights plan, any employee benefit, incentive or stock option or purchase or similar plans of the Company, any directors’ compensation plan and rights or options granted to Noverco Inc.

2.         Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.         Delivery and Payment.  (a)  Delivery of and payment for the Firm Shares shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall mutually agree, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “First Closing Date”).  Delivery of the Firm Shares shall be made to RBC Dominion Securities Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through RBC Dominion Securities Inc. of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Firm Shares shall be made through the facilities of CDS Clearing and Depository Services Inc. unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the First Closing Date, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per Security to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of shares of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than three or later than ten business days after written notice of election to purchase Optional Shares is given, unless the Representatives and the Company otherwise agree in writing; provided that the Underwriters’ election with respect to Optional Shares to be delivered on the First Closing Date may be effected by a notice dated at least one Business Day before the First Closing. Delivery of the Optional Shares shall be made to RBC Dominion Securities Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through RBC Dominion Securities Inc. of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Optional Shares shall be made through the facilities of CDS Clearing and Depository Services Inc. unless the Representatives shall otherwise instruct.

(b)                              As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to RBC Dominion Securities Inc. for the respective accounts of the several Underwriters the commission specified in Schedule I hereto.

4.                                    Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Canadian Final Prospectus and the U.S. Final Prospectus.

5.                                    Agreements.  The Company agrees with the several Underwriters that:

(a)                               Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, or the Canadian Basic Prospectus or U.S. Basic Prospectus (including the Canadian Final Prospectus, the U.S. Final Prospectus or any Preliminary Prospectus Supplement) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  Subject to the foregoing sentence, the Company will prepare the Canadian Final Prospectus (in English and French) and the U.S. Final Prospectus setting forth the Securities covered thereby, the terms not otherwise specified in the Canadian Basic Prospectus and U.S. Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price and other information required by the Shelf Procedures in a form approved by the Underwriters and shall (i) file such Canadian Final Prospectus (in English and, as required, in French) and all such other documents as are required under Canadian Securities Laws with the Canadian Qualifying Authorities in accordance with the Shelf Procedures by no later than 5:00 p.m. (Mountain time) on June 19, 2014 and otherwise fulfill all legal requirements to enable the Securities to be offered and sold to the public in each of the provinces of Canada through the Underwriters or any other registrant who is registered in the applicable provinces and (ii) file such U.S. Final Prospectus with the Commission pursuant to General Instruction II.L of Form F-10 not later than the Commission’s close of business on the Business Day following the date of the filing thereof with the Canadian Qualifying Authorities. Until the completion of the distribution of the Securities, the Company shall promptly take or cause to be taken all steps and proceedings that from time to time may be required under the Canadian Securities Laws to continue to qualify the Securities for distribution or, in the event that the Securities have, for any reason, ceased to so qualify, to again qualify the Securities for distribution.  The Company will promptly file all reports required to be filed by it with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, (1) of the time when any amendment to the Canadian Final Prospectus has been filed or receipted, (2) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Basic Prospectus or U.S. Basic Prospectus or any amended Canadian Final Prospectus or U.S. Final Prospectus has been filed with the Canadian Qualifying Authorities or the Commission, (3) of the issuance by any Canadian Qualifying Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (4) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (5) of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or (6) of any request by any Canadian Qualifying Authority or the Commission for the amending or supplementing of the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b)                              Notwithstanding the provisions of paragraph (a) above, if, at any time during the distribution of the Securities under Canadian Securities Laws or when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs of which the Company becomes aware and as a result of which the Canadian Final Prospectus or the U.S. Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the Canadian Basic Prospectus or supplement the Canadian Final Prospectus or the U.S. Final Prospectus to comply with Canadian Securities Laws, the Act or the Exchange Act, or the respective rules thereunder, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Canadian Qualifying Authorities and the Commission, an amendment or supplement which will correct such statement or omission or effect such compliance and otherwise comply with all applicable filing and other requirements, if any, relating to such amendment or supplement under Canadian Securities Laws, the Act and the Exchange Act and (iii) expeditiously supply any amended or supplemented Canadian Final Prospectus and U.S. Final Prospectus to the Representatives in such quantities as they may reasonably request together with such translation opinions and comfort letters with respect to such amended or supplemented documents substantially similar to those referred to in Section 6(j) and (h);

(c)                               As soon as practicable but not later than 18 months after the date of the effectiveness of the Registration Statement, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d)                             The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Canadian Final Prospectus in English and French and the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Canadian Final Prospectus in English and French and the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) or Canadian Securities Laws, as many copies of each Preliminary Prospectus Supplement, Issuer Free Writing Prospectus, Canadian Final Prospectus, U.S. Final Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e)                               The Company will arrange, if necessary, for the qualification of the Securities for sale in each of the provinces of Canada, the states of the United States and such other jurisdictions as the Representatives, after consultation with and approval from the Company, may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business or become subject to taxation in any jurisdiction where it is not now so qualified or so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(f)                                The Company shall not, from the date hereof until 60 days after the Closing Date, offer or announce its intent to offer to the public by prospectus or private placement any Common Shares (other than as contemplated by this Agreement) without the prior written consent of the Representatives, other than the shares issuable pursuant to the Company’s DRIP program, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company, any directors’ compensation plan, or any offering of Common Shares by private placement to Noverco Inc.;

(g)                              The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus under the caption “Use of Proceeds”;

(h)                              In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether (i) the Canadian Final Prospectus prepared in connection with such offering was received for filing by the Reviewing Authority and (ii) whether the U.S. Final Prospectus prepared in connection with such offering and transmitted for filing pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(i)                                  During the period in which the Underwriters are distributing the Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, Canadian Securities Laws, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(j)                                  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto and in respect of the previously issued press release of the Company, dated June 18, 2014, relating to finalization of the $7.5 billion mainline replacement program cost estimate and the offering contemplated by this Agreement (the “June 18 Press Release”) and the June 19 Conference Call.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet;

(k)                              The Company will use commercially reasonable efforts to (i) have the Securities accepted for listing on the New York Stock Exchange and approved for listing on the Toronto Stock Exchange and, (ii) through the period of distribution of the Securities, to maintain the listing of the Common Shares on the New York Stock Exchange and the Toronto Stock Exchange; and

(l)                                  Until completion of the distribution of the Securities, the Company shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Canadian Final Prospectus or in any amendment or supplement thereto.

6.                                    Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and such Closing Date, (except, in the case of the Optional Closing Date, the representations and warranties in Section 1(b.2) shall be as of the date and time specified therein) to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                               (i)  The Canadian Final Prospectus shall have been filed with the Canadian Qualifying Authorities under the Shelf Procedures and (ii) the U.S. Final Prospectus shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the Act, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission or any Canadian Qualifying Authority;

(b)                              The Company shall have requested and caused Sullivan & Cromwell LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to Representatives on behalf of the Underwriters, substantially in the form attached hereto as Annex B;

(c)                               The Company shall have requested and caused McCarthy Tétrault LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, with respect to the laws of each of the provinces of Canada and the federal laws of Canada applicable therein (provided that McCarthy Tétrault LLP may rely, to the extent appropriate in the circumstances, on opinions of local counsel (acceptable to them and Dentons Canada LLP, Canadian counsel to the Underwriters) as to the qualification of the Common Shares for sale to the public in, and as to other matters governed by, the laws of jurisdictions other than the provinces of British Columbia, Alberta, Ontario and Québec), substantially in the form attached hereto as Annex C.

(d)                             The Representatives shall have received from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, and Dentons Canada LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Canadian Final Prospectus (together with any supplement thereto), the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)                               The Representatives shall have received from the Vice President & Corporate Secretary of the Company a certificate, dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Annex D.

(f)                                The Representatives shall have received from Fulbright & Jaworski LLP, U.S. regulatory counsel to the Company, dated the Closing Date and addressed to the Underwriters, an opinion substantially in the form attached hereto as Annex E.

(g)                              The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) both its Executive Vice President, Chief Financial Officer & Corporate Development and Vice President, Treasury & Tax or (ii) either one of such officers and another of its senior officers, dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, any supplements to the Canadian Final Prospectus and the U.S. Final Prospectus, and this Agreement, and to the best knowledge of such signers, after due investigation:

i.                the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (except, in the case of the Optional Closing Date, the representations and warranties in Section 1(b.2) shall be as of the date and time specified therein);

ii.            no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by any Canadian Qualifying Authority or the Commission; and

iii.        since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto);

(h)                              The Representatives shall have received from PricewaterhouseCoopers LLP a letter or letters dated the Execution Time and at the Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(i)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Disclosure Package and the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto);

(j)                                  At the time of filing of the French language version of the Canadian Final Prospectus with the Canadian Qualifying Authorities the Representatives shall have received:

i.                an opinion of McCarthy Tétrault LLP, Canadian counsel for the Corporation, addressed to the Underwriters and the Underwriters’ Canadian counsel, to the effect that the French version of the Canadian Basic Prospectus, the Canadian Final Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Financial Information”), is in all material respects a complete and proper translation of the English version thereof and the versions are not susceptible to any materially different interpretation with respect to any material matter contained therein; and

ii.            an opinion of PricewaterhouseCoopers LLP, auditors for the Corporation, addressed to the Underwriters and the Underwriters’ Canadian counsel, to the effect that the Financial Information contained or incorporated by reference in the French version of the Canadian Basic Prospectus and the Canadian Final Prospectus is in all material respects a complete and proper translation of the Financial Information contained or incorporated by reference in the English version thereof;

(k)                              Prior to the Closing Date, the Company shall have furnished to the Underwriters evidence that the Securities have been listed for trading on the Toronto Stock Exchange and will be posted for trading at the opening of trading on the Closing Date, and that the Securities to be delivered on such Closing Date have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

(l)                                  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and as is customary in offerings of securities similar to the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives upon notice of cancellation to the Company in writing or by telephone or facsimile confirmed in writing.  The Representatives may in their sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

The documents required to be delivered by this Section 6 shall be delivered at the office of McCarthy Tétrault LLP, Attention: John S. Osler, Suite 4000, 421-7th Avenue S.W., Calgary, Alberta, T2P 4K9 on the Closing Date (or such other date as provided in this Section 6) or such other place as the Representatives shall so instruct.

7.                                    Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters (but excluding any termination pursuant to Section 10 hereof), the Company will reimburse the Underwriters severally through RBC Dominion Securities Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                    Indemnification and Contribution.

(a)                               The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of Canadian Securities Laws, the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus, the U.S. Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Company not complying with any requirement of applicable Canadian Securities Laws in connection with the transactions contemplated by this Agreement and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                              Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the Canadian Basic Prospectus, and each person who controls the Company within the meaning of the Canadian Securities Laws, the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that (A) the names of the Underwriters set forth on the cover page, (B) the statements set forth on the cover page (i) in the second sentence of the first Note in the table regarding public offering price, (ii) in the third paragraph of the text regarding closing of the offering of the Securities, (iii) in the first sentence of the sixth paragraph of the text regarding rejection or allotment of subscriptions, and (iv) in the seventh paragraph of the text regarding overallotment and stabilization activities, and (C) the statements set forth under the heading “Plan of Distribution,” (i) in the sixth paragraph of the text concerning rejection and allotment of subscriptions, (ii) in the fifth paragraph of the text and in the second sentence of the eighth paragraph of the text concerning manner of offering, and (iii) in the tenth paragraph of text concerning price stabilization and market making activities, in each case in any Preliminary Prospectus Supplement, the Canadian Final Prospectus and the U.S. Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus Supplement, the U.S. Final Prospectus or the Canadian Final Prospectus.

(c)                               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                             In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.         Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall not exceed 10% of the total number of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total number of Securities set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by one or more of the non-defaulting Underwriters or other party or parties approved by the Representatives and the Company are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination).  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.       Termination.  In addition to any other remedies which may be available to the Underwriters, the Underwriters (or any of them) shall be entitled, at their or its option, to terminate and cancel their or its obligations under this Agreement, without any liability on their or its part, if prior to the Closing Date:

(a)        any inquiry, action, suit, investigation or other proceeding is commenced or any order is issued by Governmental Authority under or pursuant to any law in Canada or the United States (except any such proceeding or order based solely upon the activities of the Underwriters), or there is any change of law or the interpretation or administration thereof, which operates to prevent or restrict the trading in or the distribution of the Securities or any of them in any of the provinces of Canada or in the United States;

(b)        there shall occur a material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company on a consolidated basis or any change in any material fact covered by a statement contained in or incorporated by reference in the Disclosure Package, Registration Statement, Canadian Basic Prospectus, Canadian Final Prospectus or U.S. Final Prospectus or any amendment thereto (other than a change related solely to the Underwriters) which in their or its opinion could reasonably be expected to have a material adverse effect on the market price or value of the Common Shares; or

(c)        there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation or other occurrence of any nature whatsoever which, in their or its reasonable opinion, materially adversely affects or will materially adversely affect the market price or value of the Common Shares.

Any such termination shall be effected by giving written notice to the Company at any time at or prior to the Closing Date.  In the event of a termination by any of the Underwriters pursuant to this section, there shall be no further liability on the part of such Underwriters or on the part of the Company to such Underwriters except in respect of the payment of such of the expenses referred to in section 7 payable by the Company as shall previously have been incurred and any liability of the Company to the Underwriters which may have arisen or may thereafter arise under section 8.

10.2     No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Securities as contemplated hereby and the process leading to such offer and sale, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Securities as contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose to the Company any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof (including without limitation the bought deal letter, dated June 18, 2014, among the Company and the Representatives).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

10.3     Agreement of the Underwriters.  Each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto, the June 18 Press Release, the June 19 Conference Call and in respect of the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.  Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Permitted Free Writing Prospectus”.  The Underwriters agree that they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Underwriter Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

10.4     Marketing Materials. During the distribution of the Securities, the Underwriters may prepare, in consultation with the Company, and provide Marketing Materials to potential investors in connection with the distribution of the Securities in accordance with the Shelf Procedures. Any Marketing Materials provided to potential investors in Securities shall comply with applicable Canadian Securities Laws and be acceptable in form and substance to the Underwriters and the Company, each acting reasonably. The Marketing Materials, or any template version (as defined in the Shelf Procedures) thereof, shall be approved in writing by the Company and the Representatives, on behalf of the Underwriters, as contemplated by Canadian Securities Laws prior to the time such Marketing Materials are provided to potential investors in Securities. The Company shall file a template version of such Marketing Materials with the Canadian Qualifying Authorities on or before the day the Marketing Materials are first provided to any potential investor in Securities. Any comparables (as defined in the Shelf Procedures) and any disclosure relating to such comparables shall be removed from the template version in accordance with the Shelf Procedures prior to filing such template version with the Canadian Qualifying Authorities and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Qualifying Authorities by the Company.

11.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to RBC Dominion Securities Inc., 3900, 888 3rd Street S.W., Calgary, Alberta  T2P 5C5, attention: Trevor Gardner, Managing Director (fax no.: (403) 299-6900), to Credit Suisse Securities (CANADA), Inc., 202 6th Avenue SW, Suite 1100, Calgary, Alberta T2P 2R9, attention: Tom Greenberg, Managing Director (fax no.: (403) 476-5991) and confirmed to Christopher J. Cummings, Esq., Paul, Weiss, Rifkind, Wharton & Garrison LLP (fax no.: (416) 981-7230) and to Toby B. Allan, Dentons Canada LLP (fax no.:  (403) 268-3100); or, if sent to the Company, will be mailed, delivered or telefaxed to Enbridge Inc. attention: Vice President, Corporate Secretary (fax no: (403) 231-5959) and confirmed to it at 425-1st Street S.W., Calgary, Alberta, T2P 3L8.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.       Judgment Currency.  The obligation of the Company in respect of any sum due to any Underwriter in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

15.       Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein.

16.       Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.       Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

18.       Currency.  Unless otherwise indicated herein, all references herein to currency shall be to the lawful money of Canada.

19.       Time.  Time shall be of the essence of this Agreement.

20.       Severability.  If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

21.       TMX Group.   Each of Scotia Capital Inc., CIBC World Markets Inc. and TD Securities Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on the TMX Group’s board of directors.  As such, each of Scotia Capital Inc., CIBC World Markets Inc. and TD Securities Inc. may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange.  No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

22.       Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Alberta Securities Laws” shall mean the securities laws, rules, regulations and published policy statements applicable within the Province of Alberta.

“Applicable Time” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Basic Prospectus” shall mean the Canadian final short form shelf prospectus as most recently amended, if applicable, for which the Reviewing Authority has issued a Receipt, in accordance with Canadian Securities Laws and the Shelf Procedures, as applicable.

“Canadian Documents” shall mean any documents incorporated by reference in the Canadian Final Prospectus when they were filed with the Reviewing Authority.

“Canadian Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“Canadian Qualifying Authorities” shall mean the securities regulatory authorities in each of the provinces of Canada, including, without limitation, the Reviewing Authority.

“Canadian Securities Laws” shall mean the securities laws, rules, regulations and published policy statements applicable in each of the provinces of Canada.

“Closing Date” shall have the meaning assigned to such term in Section 3 hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign,  federal, provincial, state, local or municipal laws and regulations or common law relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 under the Act.

“Marketing Materials” shall mean any marketing materials, as that term is defined in the Shelf Procedures, provided or to be provided to potential investors in connection with the distribution of the Securities including, without limitation, the term sheet attached hereto as Schedule I;

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Passport System” means the passport system established by Multilateral Instrument 11-102 Passport System adopted by the Canadian Qualifying Authorities (except the Ontario Securities Commission) together with National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Qualifying Authorities including the Ontario Securities Commission, in respect of prospectus filing and review.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the U.S. Basic Prospectus or the Canadian Basic Prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the U.S. Final Prospectus or the Canadian Final Prospectus, together with the U.S. Basic Prospectus or the Canadian Basic Prospectus, as applicable.

“Receipt” shall have the meaning assigned to such term in Section 1(a) hereof.

“Reviewing Authority” shall mean the Alberta Securities Commission.

“Shelf Procedures” shall mean the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP and National Instrument No.  44-102 Shelf Distributions and Companion Policy 44-102CP for the distribution of securities on a continuous or delayed basis.

“Significant Subsidiary” shall mean the “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act), as well as Tidal Energy Marketing Inc. and Tidal Energy Marketing (U.S.) L.L.C., all of which are listed in Annex A hereto.

“subsidiary” shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X under the Act.

“U.S. Basic Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“U.S. Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ENBRIDGE INC.

By:	/s/ Colin K. Gruending
Name: Colin K. Gruending
Title: Vice President, Treasury & Tax

By:	/s/ Tyler W. Robinson
Name: Tyler W. Robinson
Title: Vice President & Corporate Secretary

RBC DOMINION SECURITIES INC.

By:	/s/ Trevor Gardner
Name: Trevor Gardner
Title: Managing Director

I-1

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	/s/ Tom Greenberg
Name: Tom Greenberg
Title: Managing Director

2

BARCLAYS CAPITAL CANADA INC.

By:	/s/ T. Tim Kitchen
Name: T. Tim Kitchen
Title: Managing Director

3

BMO NESBITT BURNS INC.

By:	/s/ Aaron M. Engen
Name: Aaron M. Engen
Title: Managing Director

4

CIBC WORLD MARKETS INC.

By:	/s/ Kelsen Vallee
Name: Kelsen Vallee
Title: Managing Director

5

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Kasey Fukada
Name: Kasey Fukada
Title: Managing Director

6

GOLDMAN SACHS CANADA INC.

By:	/s/ Michelle Khalili
Name: Michelle Khalili
Title: Managing Director

7

J.P. MORGAN SECURITIES CANADA INC.

By:	/s/ David Harrison
Name: David Harrison
Title: Managing Director

8

MERRILL LYNCH CANADA INC.

By:	/s/ Jamie W. Hancock
Name: Jamie W. Hancock
Title: Managing Director

9

MORGAN STANLEY CANADA LIMITED

By:	/s/ Aaron Papps
Name: Aaron Papps
Title: Managing Director

10

SCOTIA CAPITAL INC.

By:	/s/ Mike Jackson
Name: Mike Jackson
Title: Managing Director

11

TD SECURITIES INC.

By:	/s/ Alec W.G. Clark
Name: Alec W.G. Clark
Title: Managing Director

12

UBS SECURITIES CANADA INC.

By:	/s/ Jean-Pierre Buyze
Name: Jean-Pierre Buyze
Title: Managing Director

By:	/s/ E.T.N. Larkin
Name: E.T.N. Larkin
Title: Managing Director

13

SCHEDULE I

Underwriting Agreement dated June 19, 2014

Registration Statement No. 333-189157

Representatives:	RBC Dominion Securities Inc.
Credit Suisse Securities (CANADA), Inc.

Firm Shares, Optional Shares, Purchase Price, Underwriting commission:

Firm Shares:	7,860,000 Common Shares

Optional Shares	1,179,000 Common Shares

Purchase Price	$50.90 per Common Share

Underwriting commission:	$2.036 per Common Share

Proposed First Closing Date, Time and Location:

June 24, 2014 at 6:00 a.m. (Calgary Time) at
McCarthy Tétrault LLP
Suite 4000, 421-7th Avenue S.W.
Calgary, Alberta T2P 4K9

Type of Offering: Non-delayed

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(i) at the Execution Time: None

14

SCHEDULE II

	Percentage	Firm Shares	Optional Shares (assuming full exercise)

RBC Dominion Securities Inc.	17.0%	1,336,200	200,430
Credit Suisse Securities (CANADA), Inc.	17.0%	1,336,200	200,430
Barclays Capital Canada Inc.	6.0%	471,600	70,740
BMO Nesbitt Burns Inc.	6.0%	471,600	70,740
CIBC World Markets Inc.	6.0%	471,600	70,740
Citigroup Global Markets Canada Inc.	6.0%	471,600	70,740
Goldman Sachs Canada Inc.	6.0%	471,600	70,740
J.P. Morgan Securities Canada Inc.	6.0%	471,600	70,740
Merrill Lynch Canada Inc.	6.0%	471,600	70,740
Morgan Stanley Canada Limited	6.0%	471,600	70,740
Scotia Capital Inc.	6.0%	471,600	70,740
TD Securities Inc.	6.0%	471,600	70,740
UBS Securities Canada Inc.	6.0%	471,600	70,740
Total	100%	7,860,000	1,179,000

II-1

ANNEX A

Significant Subsidiaries

Subsidiary	Organized Under the Laws of	Percentage of Direct or Indirect Ownership by Enbridge Inc. of Voting Securities

IPL System Inc.	Alberta	100

Enbridge Pipelines Inc.	Canada	100

Enbridge Gas Distribution Inc.	Ontario	100

Enbridge Pipelines (Athabasca) Inc.	Alberta	100

Enbridge Energy Company, Inc.	Delaware	100

Tidal Energy Marketing Inc.	Canada	100

Tidal Energy Marketing (U.S.) L.L.C.	Delaware	100

A-1

ANNEX B

Form of Opinion Paragraphs of Sullivan & Cromwell LLP

1.                                    All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; provided, however, that for purposes of this paragraph, no opinion is expressed with respect to regulatory regimes that govern electric or gas utilities, their holding companies and affiliates or the generation, transmission or distribution of electric power or the distribution of gas;

2.                                    The issuance of the Securities and the sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that for the purpose of this paragraph, no opinion is expressed with respect to regulatory regimes that govern electric or gas utilities, their holding companies and affiliates or the generation, transmission or distribution of electric power or the distribution of gas, Federal or state securities laws, other antifraud laws or fraudulent transfer laws or as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights.

3.                                    The Company is not, and after giving effect to the issuance and sale of the Securities and application of the proceeds therefrom as described in the Prospectus would not be on the date hereof, an “investment company” as defined in the Investment Company Act of 1940, as amended.

In rendering such opinions, such counsel may rely (A) as to matters involving the laws of any jurisdiction other than the State of New York or the Federal laws of the United States of America as specified in such opinion, upon the opinion of other counsel satisfactory to counsel for the Underwriters and (B) as to matters of fact, on certificates of responsible officers of the Company and public officials and other sources believed by such counsel to be responsible.

Such counsel shall state in a separate letter that, although they do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the U.S. Basic Prospectus or any prospectus supplement thereto, the Disclosure Package or the U.S. Final Prospectus, except as set forth under the caption “Certain Income Tax Considerations—Certain Untied States Federal Income Tax Considerations”, insofar as they relate to provisions of U.S. Federal income tax law therein described, and they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the U.S. Basic Prospectus or any prospectus supplement thereto, the Disclosure Package or the U.S. Final Prospectus, assuming the compliance of the Canadian Final Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Qualifying Authorities as interpreted and applied by the Alberta Securities Commission, the Registration Statement, as of the date of the U.S. Final Prospectus, and the U.S. Final Prospectus, as of the date of the U.S. Final Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to such counsel’s attention in the course of its review has caused such counsel to believe that (i) the Registration Statement, as of the date of the U.S. Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that (ii) the U.S. Final Prospectus, as of the date of the U.S. Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to such counsel’s attention has caused such counsel to believe that the U.S. Final Prospectus, as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1

ANNEX C

Form of Opinion Paragraphs of McCarthy Tétrault LLP

1.                                    The Company has been duly incorporated and is validly existing as a corporation under the Canada Business Corporations Act with full corporate power and capacity to own or lease, as the case may be, and to operate its property and conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus;

2.                                    Each of IPL System Inc., Enbridge Pipelines Inc., Enbridge Gas Distribution Inc., Enbridge Pipelines (Athabasca) Inc., and Tidal Energy Marketing Inc. (collectively the “Canadian Subsidiaries”) has been duly incorporated and is validly existing as a corporation under the jurisdiction of its incorporation, with the corporate power and capacity to own or lease, as the case may be, and to operate its property and to conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus;

3.                                    The Company has all requisite corporate power and capacity to execute, deliver and perform its obligations under the Agreement and the Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms;

4.                                    The Company is authorized to issue the Securities and upon receipt of payment for the Securities to be delivered at the Closing Date in accordance with the terms of the Agreement, the Securities will be validly issued and fully paid and non assessable common shares of the Corporation, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus with respect to the Securities;

5.                                    Neither the execution and delivery of this Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfilment of the terms hereof will conflict with, result in a breach or violation of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to:

(a)                               the articles and by-laws of the Company;

(b)                              to the best of our knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound or to which its property is subject; or

(c)                               any statute, law, rule or regulation of the Province of Alberta or the federal laws of Canada applicable therein, excluding any such statute, law, rule or regulation applicable to the Company’s regulated activities (as to which we express no opinion); or

(d)                             to the best of our knowledge, any judgment, order or decree of any Alberta or federal Canadian court, regulatory body, administrative agency, governmental body, arbitrator or other authority in Canada having jurisdiction over the Company or its Canadian Subsidiaries or any of its or their properties;

except for those conflicts, breaches, violations, defaults, liens, charges or encumbrances related to the opinions set forth in sub paragraphs 5(b) and 5(d) hereof which would not reasonably be expected to have a Material Adverse Effect;

6.                                    Subject to the limitations and qualifications set out therein, the statements in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus under the caption “Material Income Tax Considerations—Material Canadian Income Tax Considerations”, “Underwriting” and “Eligibility for Investment”, insofar as such statements summarize Canadian legal matters, agreements, documents or proceedings referred to therein, are accurate and fair summaries of such legal matters, agreements, document or proceedings; and the information in Part II of the Registration Statement under the heading “Indemnification”, but excluding the second last and last paragraph thereof, is an accurate summary in all material respects of the matters referred to therein;

7.                                    The documents incorporated by reference in the Disclosure Package or the Canadian Final Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein or omitted therefrom, as to which we express no opinion), when such documents were filed with the Reviewing Authority appear on their face to be appropriately responsive in all material respects to the requirements of Alberta Securities Laws, as interpreted by the Reviewing Authority;

8.                                    The Company is:

(a)                               a “reporting issuer” under the Securities Act (British Columbia) and is not on the list of defaulting reporting issuers published by the BCSC;

(b)                              a “reporting issuer” under the Securities Act (Alberta) and is not on the list of defaulting reporting issuers published by the ASC;

(c)                               a “reporting issuer” under the Securities Act (Ontario) and is not on the list of defaulting reporting issuers published by the OSC; and

(d)                             a “reporting issuer” under the Securities Act (Québec) and is not on the list of defaulting reporting issuers published by the AMF.

9.                                    The Company is eligible to file a base shelf prospectus (as defined in the Shelf Procedures) with the Reviewing Authority and to use the Shelf Procedures in respect of the Securities;

10.                            The filing of the Registration Statement with the Commission and the filing of the Canadian Final Prospectus with the Reviewing Authority, have, in each case, been duly authorized by and on behalf of the Company and each of the Canadian Final Prospectus and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

11.                            A Receipt has been obtained in respect of the Canadian Basic Prospectus from the Reviewing Authority; the Canadian Final Prospectus has been filed with the Reviewing Authority in the manner and within the time period required by the Shelf Procedures and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the requirements of Canadian Securities Laws, and no other authorization, approval, permit, consent, licence or order of any government, government instrumentality or court under the requirements of Canadian Securities Laws, to qualify the distribution and sale to the public of the Securities in each of the provinces of Canada and the United States through persons or companies who are duly and properly registered in the appropriate category of dealer registration under applicable Canadian Securities Laws and who have complied with the relevant provisions of such applicable Canadian Securities Laws and the terms of their registration;

12.                            The Canadian Basic Prospectus, at the time a Receipt was issued therefor, and the Canadian Final Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein, as to which we express no opinion) as of the date of its filing with the Reviewing Authority, appears on its face to be appropriately responsive in all material respects with the applicable requirements of Alberta Securities Laws, including the Shelf Procedures, as interpreted by the Reviewing Authority;

13.                            No order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and, to the best of such counsel’s knowledge, no proceeding for that purpose has been instituted or are pending or contemplated;

14.                            No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable: (i) in respect of the payment or crediting of the commissions contemplated by the Agreement by the Company to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada) (“ITA”);, or (ii) on any interest or deemed interest on the resale of Securities by an Underwriter to a purchaser not resident in Canada for purposes of the ITA (“US Resident”), provided that each of the Underwriter, such U.S. Resident purchaser and any person who owns a right to any payment under the Securities deals at arm’s length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)) and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

15.                            No goods and services tax imposed under the Excise Tax Act (Canada) or provincial sales tax under the laws of the Province of Alberta will be payable by the Company or collectable by an Underwriter in respect of the payment of commissions as contemplated by the Agreement to an Underwriter that is not a resident of Canada, in respect of services performed by the Underwriter wholly outside of Canada or the resale of Securities by an Underwriter to U.S. Residents;

16.                            All laws of the Province of Québec relating to the use of the French language (other than those relating to verbal communications as to which we express no opinion) will have been complied with in connection with the offer and sale of the Securities to purchasers in the Province of Québec if:

(a)                               each purchaser receives forms of order and confirmation in the French language only or in a bilingual form and a copy of the Canadian Basic Prospectus, if distributed, the Canadian Final Prospectus and any amendments thereto in the French language only or a copy of the Canadian Basic Prospectus, if distributed, the Canadian Final Prospectus and any amendments thereto in the French language and a copy of the Canadian Basic Prospectus, if distributed, the Canadian Final Prospectus and any amendments thereto in the English language;

(b)                              all documents incorporated or deemed to be incorporated by reference into the Canadian Basic Prospectus, the Canadian Final Prospectus and any amendments thereto have been filed in the French language with the AMF; and

(c)                               no documents other than the Canadian Basic Prospectus, the Canadian Final Prospectus and any amendments thereto, and the forms of order and confirmation constitute the contract for the purchase of the Securities;

17.                            No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of Alberta or the federal laws of Canada applicable therein in connection with the issuance and delivery to the Underwriters of the Securities or the resale of the Securities by an Underwriter to U.S. Residents, or the authorization, execution and delivery of the Agreement.

ANNEX D

ENBRIDGE INC.

Officer’s Certificate

I, [ ], [ ] of Enbridge Inc. (the “Company”), pursuant to Section 6(e) of the Underwriting Agreement, dated June 19, 2014 (the “Underwriting Agreement”), between the Company and the Underwriters identified on Schedule II thereto in connection with the issuance and sale by the Company to the Underwriters of [_] common shares in the capital of the Company, hereby certify that, to my knowledge, after due investigation:

1.                                    The Company has obtained any and all required consents, approvals, authorizations, orders, and made any and all required registrations, qualifications, recordings and filings with each of the National Energy Board, the FERC and each other federal, provincial, state or local governmental body or agency in Canada or the United States responsible for the regulation of the generation, transportation or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission and distribution lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (excluding any federal, provincial, state or local governmental body or agency in Canada or the United States having jurisdiction over offers and sales of the Securities under the securities laws of the applicable provinces and territories of Canada or the securities or Blue Sky laws of the various states of the United States) for the performance by the Company of its obligations under the Underwriting Agreement, and

2.                                    The statements contained or incorporated by reference into the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus describing documents, proceedings, applications or approvals relating to the regulation in Canada or the United States of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission and distribution lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services, referred to therein, insofar as such statements constitute summaries of legal matters, fairly summarize in all material respects the matters referred to therein, as of the date of such documents.

Capitalized terms used and not defined in this Certificate have the meanings ascribed to them in the Underwriting Agreement.

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IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

Enbridge Inc.

By:
Name:
Title:

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ANNEX E

Form of Opinion Paragraphs of Fulbright & Jaworski LLP

1.         No consent, approval, authorization or order of or registration, qualification, recording or filing with the Federal Energy Regulatory Commission is required to be obtained or made by the Company pursuant to the provisions of the Natural Gas Act, 15 U.S.C. §§ 717, et seq., the Federal Power Act, 16 U.S.C. §§ 791a, et seq., the Interstate Commerce Act, 49 U.S.C. App. §§ 1, et seq., and regulations thereunder as a condition to the (i) issuance, sale or delivery by the Company of the Securities pursuant to this Agreement or (ii) execution and delivery by the Company of this Agreement or the performance of its obligations thereunder.

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ANNEX F

[Reserved.]

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ANNEX G

Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement File No. 333-189157
June 18, 2014

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Treasury Offering of Common Shares

Issuer:	Enbridge Inc. (the “Company”).

Issue:	7,860,000 common shares (the “Common Shares”) of the Company before giving effect to the Over-Allotment Option.

Gross Proceeds:	C$400,074,000 (before giving effect to the Over-Allotment Option).

Price per Common Share:	C$50.90 per Common Share.

Over-Allotment Option:

The Company has granted the Underwriters an option, exercisable at the Price per Common Share at any time until 30 days following the closing of the Offering, to purchase up to an additional 1,179,000 Common Shares to cover over-allotments, if any.

Use of Proceeds:	Proceeds will be used to fund growth capital expenditures and for general corporate purposes.

Issue Type:

Bought underwritten public primary offering, eligible for sale in all provinces of Canada and the United States pursuant to a prospectus supplement to the short form base shelf prospectus dated June 6, 2013. The issue will be registered under the Securities Act of 1933 and offered in the United States pursuant to the Multijurisdictional Disclosure System.

Listing:	The Common Shares trade on the Toronto Stock Exchange and the New York Stock Exchange under the symbol “ENB”.

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Eligibility:	Eligible under the usual Canadian statutes as well as for RRSPs, RESPs, RRIFs, TFSAs, RDSPs and DPSPs.

Bookrunners:	RBC Capital Markets and Credit Suisse Securities (Canada), Inc.

Underwriting Fee:	4% of gross proceeds payable upon closing of the offering.

Closing Date:	On or about June 24, 2014.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. The Issuer has also filed the prospectus relating to the offering with each of the Provincial securities regulatory authorities in Canada. You may get any of these documents for free by visiting EDGAR on the SEC website at www.sec.gov or via SEDAR at www.sedar.com. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it in the U.S. from RBC Capital Markets, toll-free 877-822-4089 or Credit Suisse, toll-free at 800-221-1037, or in Canada from RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor Toronto, Ontario M5V 2X4 (fax: 416-313-6066) (no toll free number).